Exhibit 99

PRESS RELEASE OF PROVIDENT NEW YORK BANCORP

Exhibit 99

FOR IMMEDIATE RELEASE	Stock Symbol: PBNY
October 23, 2008	Traded on NASDAQ Global Select Market

PROVIDENT BANK CONTACT:

Paul A. Maisch, EVP & Chief Financial Officer

Miranda Grimm, VP & Controller

845.369.8040

PROVIDENT NEW YORK BANCORP: 27.1% INCREASE IN YEARLY EPS TO $0.61 AND

30.8% QUARTERLY EPS TO $0.17.

MONTEBELLO, NY – October 23, 2008 – Provident New York Bancorp (Nasdaq-Global Select Market: PBNY), the parent company of Provident Bank, today announced fourth quarter results for the fiscal year ended September 30, 2008. Net income for the quarter was $6.5 million, or $0.17 per diluted share, compared to net income of $5.1 million, or $0.13 per diluted share for the fourth quarter of fiscal 2007. For the year ended September 30, 2008, net income was $23.8 million or $0.61 per diluted share, compared to $19.6 million or $0.48 per diluted share in fiscal 2007. This represents increases of 21.1% and 27.1% respectively, over the year ended September 30, 2007.

Highlights for the quarter include:

•

Net interest margin on a fully tax-equivalent basis was 4.16% for the fourth quarter of fiscal 2008, as compared to 3.72% for the fourth quarter of fiscal 2007, and 4.04%, which represents a 12 basis point increase over the linked quarter ended June 30, 2008.

•

The Company achieved 16% and 12% deposit growth over fiscal year-end 2007 and the third quarter of fiscal 2008, respectively. Transaction accounts of $820.8 million have grown 56% since September 30, 2007 due in large part to short-term seasonal municipal deposits of $242 million.

•	Loans grew $93.5 million or 5.7% over year-end 2007, mainly in the Commercial sector.

•	Non-interest expense increased by 2.4% compared to the fourth quarter of 2007 while revenues (net interest income plus non-interest income) grew 13.6%.

•	The quarter’s efficiency ratio continued to improve from 70.1% in the fourth quarter of fiscal 2007 to 63.2% in the current quarter.

•	Net charge-offs for the quarter were $1.0 million, compared to $812,000 for the linked quarter, and $910,000 for the fourth quarter of fiscal 2007.

President’s Comments

George Strayton, President and CEO, commented: “I’m pleased to report that through the challenging economic environment, our proven business model continued to perform well. Provident’s earnings were up significantly. Our ongoing disciplined management of interest expense and asset quality, coupled with our loan growth, enabled us to finish the year with a net interest margin over 4%. In

Provident New York Bancorp Press Release cont.	7

keeping with the best interests of our customers and shareholders, Provident does not originate sub prime residential mortgage loans and did not hold any GSE preferred stock that needs to be written down. With our commercial loan growth up 8.3%, coupled with small business charge-offs ,we increased loan loss provisions over the previous year by $5.4 million to improve Loan Loss Reserves at 1.33% of total loans. In addition, solid fee income, coupled with greater expense control, led to an improvement in our efficiency ratio of 645 basis points compared to year-end 2007. In short, Provident’s conservative, community based approach to full-service banking and lending has enabled us to avoid the problems experienced by many large, national banks and Wall Street firms. We continue to be a solid bank with strong capital and asset quality”.

Net Interest Income and Margin

Fourth quarter fiscal 2008 compared with fourth quarter fiscal 2007

Net interest income was $25.5 million for the fourth quarter of fiscal 2008, a $3.3 million increase from the same quarter of fiscal 2007. The net interest margin on a tax-equivalent basis was 4.16% for the fourth quarter of fiscal 2008, compared to 3.72% for the prior year’s fourth quarter. Due to decreases in the federal funds target rate, the yield on loan balances declined 93 basis points. For the same period, the cost of interest-bearing deposits decreased 114 basis points to 1.54% and the cost of borrowings decreased 129 basis points to 3.5%. The tax-equivalent yield on investments increased 25 basis points compared to the same quarter in 2007.

Fourth quarter fiscal 2008 compared with linked quarter ended June 30, 2008

Net interest income increased $1.3 million from the quarter ended June 30, 2008. The tax-equivalent net interest margin increased 12 basis points from 4.04% for the quarter ended June 30, 2008. As a result of the recent reductions in the federal funds target rate, the tax-equivalent yield on average interest-earning assets decreased by 3 basis points compared to the quarter ended June 30, 2008. The cost of average interest-bearing liabilities decreased 19 basis points from the same linked quarter end. We attribute a substantial portion of this decrease to a continuing disciplined approach to pricing interest-bearing deposits.

Year-to-date comparison of fiscal 2008 to fiscal 2007

For the year ended September 30, 2008, net interest income increased $10.6 million compared to 2007, with the tax-equivalent net interest margin increasing from 3.57% to 3.96%.

Non-Interest Income

Fourth quarter fiscal 2008 compared with fourth quarter fiscal 2007

Non-interest income increased 7.9% to $5.3 million from the fourth quarter of fiscal 2007. Deposit service charges and fees increased $290,000 or 9.8%.

Fourth quarter fiscal 2008 compared with linked quarter ended June 30, 2008

Non-interest income increased 5.6% mainly due to deposit service charges and fees. All categories of non-interest income except gains on securities increased over the linked quarter. There were no sales of securities during the fourth quarter of 2008.

Year-to-date comparison of fiscal 2008 to fiscal 2007

Non-interest income increased 6% compared to the full year 2007. Excluding security gains, the largest increases were seen in deposit service charges and fees and investment management fees. Declines were seen in title insurance fees, bank owned life insurance (due to a death benefit received in 2007) and “other” non-interest income (due to an IRS interest refund and receipt of fees applicable to exiting the student loan business in 2007). Gains on the sale of investment securities increased substantially in 2008 as the Company recorded a $983,000 gain.

Provident New York Bancorp Press Release cont.	8

Non-Interest Expense

Fourth quarter fiscal 2008 compared with fourth quarter fiscal 2007

Non-interest expense increased 2.4% over the fourth quarter of fiscal 2007. The primary reason for the increase was compensation and employee benefits. Partially offsetting this were lower costs due to the maturity of the Company’s first-step ESOP loan in December 2007 and advertising and promotion expense. Compensation and employee benefits increased due to employee related benefits, higher incentive expense and additional employees hired, as the Company added resources to its municipal bank business and opened a branch location in Tarrytown, Westchester County, N.Y. Occupancy expense increased as the Company invested in branch relocations in 2008.

Fourth quarter fiscal 2008 compared with linked quarter ended June 30, 2008

On a quarter-to-quarter basis, non-interest expense increased by 2.9% with increases seen in compensation and benefits, ATM / debit card and occupancy expense, which were offset by declines in advertising and promotion, professional fees, and data and check processing.

Year-to-date comparison of fiscal 2008 to fiscal 2007

Non-interest expense increased by $910,000, or 1.2%, over year-to-date 2007, primarily due to compensation and benefits, and occupancy expense from increases in rental costs and the costs of branch relocations and closures. These categories were partially offset by decreases in stock based compensation (the ESOP loan maturity), professional fees, and advertising and promotion.

Income Taxes

The Company’s effective tax rate was 29.7% for the fourth quarter of fiscal 2008, compared to 31.5% for the same period last year. The decrease was due to increased investment in tax-exempt securities and the maturity of the first-step ESOP loan, which was primarily non-deductible expense. The Company’s effective tax rate for the linked quarter ended June 30, 2008 was 28.8%. The effective tax rate for fiscal year 2008 was 29.4% compared to 30.4% for fiscal 2007.

Key Balance Sheet Changes at September 30, 2008 vs. September 30, 2007

•	Gross loans grew $93.5 million to $1.7 billion, largely due to an 8.3% increase in commercial loans and a 2.5% increase in residential mortgage loans.

•	Securities increased $2.3 million to $834.7 million, as the Company maintained collateral for municipal deposits.

•

Period-end deposits increased $276 million at September 30, 2008, as compared to September 30, 2007, primarily due to increases in transaction accounts of $294.5 million or 56%, of which $242.3 million is due to short-term seasonal municipal deposits.

Capital

Capital decreased $5.9 million from September 30, 2007 to $399.2 million at September 30, 2008, due to purchases of treasury stock. Treasury stock repurchases were minimal during the fourth quarter of fiscal 2008 and totaled 1.6 million shares for the 2008 fiscal year, at a cost of $20.2 million. These purchases were partially offset by increases in the Company’s retained earnings of $14.3 million and stock based compensation vesting of $5.1 million. A decline in other comprehensive income (loss) of $5.4 million, added to the overall decrease in capital. As of September 30, 2008, 1,165,901 shares remain available for repurchase under the Company’s current stock repurchase program. Capital ratios remained strong with a Tier 1 capital ratio exceeding 8%.

Provident New York Bancorp Press Release cont.	9

Credit Quality

Net charge-offs for the quarter were $1.0 million compared to $812,000 in the prior linked quarter and $910,000 for the quarter ended September 30, 2007. Net charge-offs for the full year were $4.5 million or 0.27% of the average loan portfolio, compared to $1.8 million or 0.12% for the year ended September 30, 2007. Losses continue to be concentrated in the credit-scored community business loan portfolio. Net charge-offs in the community business loan portfolio for the fourth quarter were $996,000 on average outstandings of $102.8 million. During the quarter the Company provided $2.1 million in loan loss provisions, which was $1.1 million in excess of net charge-offs. This resulted in an increase in the allowance for loan losses to $23.1 million, or 1.33% of loans outstanding, and 137% of non-performing loans. The primary reasons for increasing the allowance for loan losses were growth in the commercial and industrial and construction loan portfolios and the general economic slowdown. For the year ended September 30, 2008, provisions for loan losses were $7.2 million compared to $1.8 million for the year ended September 30, 2007. Nonperforming loans increased $2.6 million in the fourth quarter to $16.9 million compared to June 30, 2008, primarily in the area of real estate development.

Additional Information

The Company does not hold any preferred stock of either FNMA or FHLMC (Fannie Mae or Freddie Mac) and currently has 120 shares (with an original cost of less than $1,000) of FNMA common stock. The Company holds $30 million in Federal Home Loan Bank short-term debentures in its securities portfolio and holds $605.1 million in mortgage backed securities issued by FHLMC and FNMA and approximately $12.8 million in private label CMO pass through securities.

Note:

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company’s actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Headquartered in Montebello, New York, Provident Bank is an independent full-service community bank. Provident Bank operates 33 branches that serve the Hudson Valley region and Bergen County, New Jersey. The bank offers a complete line of commercial, retail and investment management and trust services. Visit the Provident Bank web site at www.providentbanking.com.

Provident New York Bancorp Press Release cont.	10

Provident New York Bancorp and Subsidiaries

CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION

(unaudited, in thousands, except share and per share data)

	September 30, 2008	September 30, 2007	June 30, 2008
Assets:
Cash and due from banks	$125,810	$47,291	$46,208
Total securities	834,701	832,443	818,603
Loans held for sale	189	—	—
Loans:
One- to four-family residential mortgage loans	513,381	500,825	510,832
Commercial real estate, commercial business and construction loans	969,432	895,233	936,567
Consumer loans	248,740	242,000	240,452

Total loans, gross	1,731,553	1,638,058	1,687,851
Allowance for loan losses	(23,101)	(20,389)	(22,001)

Total loans, net	1,708,452	1,617,669	1,665,850
Federal Home Loan Bank stock, at cost	28,675	32,801	31,823
Premises and equipment, net	36,716	30,079	34,625
Goodwill	160,861	161,154	160,861
Other amortizable intangibles	8,329	11,041	8,966
Bank owned life insurance	47,650	40,818	47,135
Other assets	32,988	28,803	36,483

Total assets	$2,984,371	$2,802,099	$2,850,554

Liabilities:
Deposits
Demand deposits	$487,890	$363,731	$384,381
NOW deposits	332,904	162,537	199,681

Total transaction accounts	820,794	526,268	584,062
Savings	335,986	346,430	351,431
Money market deposits	306,504	277,793	300,919
Certificates of deposit	525,913	563,193	539,308

Total deposits	1,989,197	1,713,684	1,775,720
Borrowings	566,008	661,242	635,596
Mortgage escrow funds and other	30,008	22,084	38,097

Total liabilities	2,585,213	2,397,010	2,449,413
Stockholders’ equity	399,158	405,089	401,141

Total liabilities and stockholders’ equity	$2,984,371	$2,802,099	$2,850,554

Shares of common stock outstanding at period end	39,815,213	41,230,618	39,839,335
Book value per share	$10.03	$9.82	$10.07

Provident New York Bancorp Press Release cont.	11

Provident New York Bancorp and Subsidiaries

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(Unaudited, in thousands, except share and per share data)

	Quarter Ended September 30,		Quarter Ended June 30, 2008	Year to Date Ended September 30,
	2008	2007		2008	2007
Interest and dividend income:
Loans and loan fees	$26,532	$29,092	$25,630	$107,633	$109,940
Securities	9,656	9,340	9,774	38,779	39,264
Other earning assets	518	603	662	2,570	2,422

	36,706	39,035	36,066	148,982	151,626
Interest expense:
Deposits	5,449	9,454	6,187	28,344	36,439
Borrowings	5,720	7,338	5,691	25,298	30,449

Total interest expense	11,169	16,792	11,878	53,642	66,888

Net interest income	25,537	22,243	24,188	95,340	84,738
Provision for loan losses	2,100	600	1,400	7,200	1,800

Net interest income after provision for loan losses	23,437	21,643	22,788	88,140	82,938
Non-interest income:
Deposit fees and service charges	3,246	2,956	3,100	12,429	11,434
Net gain on sales of securities	—	(11)	22	983	(8)
Title insurance fees	300	326	274	919	1,181
Bank owned life insurance	515	431	455	1,832	2,044
Investment management fees	770	715	750	3,012	2,821
Other	475	501	423	1,867	2,373

Total non-interest income	5,306	4,918	5,024	21,042	19,845
Non-interest expense:
Compensation and benefits	10,109	8,973	9,245	37,045	33,490
Stock-based compensation plans	916	1,420	973	3,809	5,706
Occupancy and office operations	3,125	2,765	3,090	12,434	11,436
Advertising and promotion	710	1,212	933	3,338	4,237
Professional fees	751	851	813	3,339	3,833
Data and check processing	638	672	646	2,551	2,621
Amortization of intangible assets	611	716	636	2,599	3,039
ATM/debit card expense	524	516	456	1,936	1,881
Other	2,115	1,920	2,163	8,449	8,347

Total non-interest expense	19,499	19,045	18,955	75,500	74,590
Income before income tax expense	9,244	7,516	8,857	33,682	28,193

Income tax expense	2,749	2,368	2,551	9,904	8,566

Net income	$6,495	$5,148	$6,306	$23,778	$19,627

Per common share:
Basic earnings	$0.17	$0.13	$0.16	$0.61	$0.48
Diluted earnings	0.17	0.13	0.16	0.61	0.48
Dividends declared	0.06	0.05	0.06	0.24	0.20
Weighted average common shares:
Basic	38,589,361	40,101,720	38,719,917	38,907,372	40,782,643
Diluted	38,893,860	40,543,035	39,110,353	39,226,641	41,266,816

Provident New York Bancorp Press Release cont.	12

Selected Financial Condition Data:

	Three Months Ended
(in thousands except share and per share data)	09/30/08	06/30/08	03/31/08	12/31/07	09/30/07
	(In thousands)
End of Period
Total assets	$2,984,371	$2,850,554	$2,823,506	$2,799,342	$2,802,099
Loans, gross (1)	1,731,553	1,687,851	1,653,638	1,655,437	1,638,058
Securities available for sale	791,688	777,161	801,784	780,714	794,997
Securities held to maturity	43,013	41,442	35,484	35,573	37,446
Bank owned life insurance	47,650	47,135	41,680	41,252	40,818
Goodwill	160,861	160,861	161,214	161,154	161,154
Other amortizable intangibles	8,329	8,966	9,633	10,324	11,041
Other non-earning assets	67,318	71,108	63,906	58,033	58,882
Deposits	1,989,197	1,775,720	1,722,101	1,672,538	1,713,684
Borrowings	566,008	635,596	664,115	686,508	661,242
Equity	399,158	401,141	408,163	401,923	405,089
Average Balances
Total assets	$2,867,613	$2,822,885	$2,813,448	$2,780,360	$2,783,640
Loans, gross:
Real estate- residential mortgage	513,016	510,383	500,930	499,915	500,261
Real estate- commercial mortgage	552,930	528,308	530,267	537,440	539,618
Real estate- construction & land development	159,698	150,900	153,816	152,615	144,615
Commercial and industrial	244,537	229,122	219,782	210,425	205,832
Consumer loans	241,776	240,488	243,552	243,456	238,073
Loans total (1)	1,711,957	1,659,201	1,648,347	1,643,851	1,628,399
Securities (taxable)	629,322	653,292	661,947	644,336	660,937
Securities (non-taxable)	183,115	177,933	168,968	164,144	156,328
Total earning assets	2,535,187	2,503,004	2,494,913	2,467,655	2,458,422
Non earning assets	332,426	319,881	318,535	312,705	325,218
Non-interest bearing checking	379,679	357,515	370,843	357,246	348,466
Interest bearing NOW accounts	198,621	189,629	169,187	143,396	165,166
Total transaction accounts	578,300	547,144	540,030	500,642	513,631
Savings (including mortgage escrow funds)	371,499	364,763	342,412	348,670	380,749
Money market deposits	302,205	311,120	267,310	259,931	266,714
Certificates of deposit	539,269	545,413	561,935	581,204	585,115
Total deposits and mortgage escrow	1,791,273	1,768,440	1,711,687	1,690,447	1,746,209
Total interest bearing deposits	1,411,594	1,410,925	1,340,844	1,333,201	1,385,504
Borrowings	655,281	629,325	675,150	665,380	612,274
Equity	402,314	405,692	405,326	403,146	401,617
Other comprehensive income / (loss) (SFAS 115), reflected in stockholders’ equity	(5,892)	(2,708)	5,638	1,477	(3,917)
Selected Operating Data:
Condensed Tax Equivalent Income Statement
Interest and dividend income	$36,706	$36,066	$37,365	$38,845	$39,035
Tax equivalent adjustment*	951	929	918	880	832
Interest expense	11,169	11,878	14,124	16,471	16,792

Net interest income (tax equivalent)	26,488	25,117	24,159	23,254	23,075
Provision for loan losses	2,100	1,400	3,000	700	600

Net interest income after provision for loan losses	24,388	23,717	21,159	22,554	22,475
Non-interest income	5,306	5,024	5,753	4,959	4,918
Non-interest expense	19,499	18,955	18,924	18,122	19,045

Income before income tax expense	10,195	9,786	7,988	9,391	8,348
Income tax expense (tax equivalent)*	3,700	3,480	2,905	3,497	3,200

Net income	$6,495	$6,306	$5,083	$5,894	$5,148

(1)	Does not reflect allowance for loan losses of $23,101, $22,001, $21,413, $20,325 and $20,389
*	Tax exempt income assumed at a 35% federal rate

Provident New York Bancorp Press Release cont.	13

	Three Months Ended
	09/30/08	06/30/08	03/31/08	12/31/07	09/30/07
Performance Ratios (annualized)
Return on Average Assets	0.90%	0.90%	0.73%	0.84%	0.73%
Return on Average Equity	6.42%	6.25%	5.04%	5.80%	5.09%
Non-Interest Income to Average Assets	0.74%	0.72%	0.82%	0.71%	0.70%
Non-Interest Expense to Average Assets	2.71%	2.70%	2.71%	2.59%	2.71%
Operating Efficiency	63.2%	64.9%	65.3%	66.3%	70.1%

Analysis of Net Interest Income
Yield on:
Loans	6.25%	6.30%	6.63%	7.00%	7.18%
Investment Securities- Tax Equivalent	5.19%	5.18%	5.19%	5.12%	4.94%
Earning Assets- Tax Equivalent	5.91%	5.94%	6.17%	6.39%	6.43%
Cost of:
Interest Bearing Deposits	1.54%	1.76%	2.34%	2.66%	2.68%
Borrowings	3.47%	3.64%	3.78%	4.50%	4.76%
Interest Bearing Liabilities	2.15%	2.34%	2.82%	3.27%	3.33%

Net Interest Tax Equivalent:
Net Interest Rate Spread- Tax Equivalent Basis	3.76%	3.60%	3.35%	3.12%	3.10%
Net Interest Margin- Tax Equivalent Basis	4.16%	4.04%	3.89%	3.74%	3.72%

Capital Information Data
Tier 1 Leverage Ratio- Bank Only	8.01%	8.32%	8.14%	8.22%	8.07%
Tier 1 Risk-Based Capital- Bank Only	226,054	223,391	215,420	215,920	212,497
Total Risk-Based Capital- Bank Only	249,155	245,392	236,833	236,245	232,886
Tangible Capital Consolidated	229,968	231,314	237,316	231,186	233,662
Tangible Capital as a % of Tangible Assets Consolidated	8.17%	8.63%	8.95%	8.80%	8.88%
Shares Outstanding	39,815,213	39,839,335	40,086,491	40,125,457	41,230,618
Shares Repurchased during quarter	34,122	306,443	147,514	1,116,800	460,490
Basic weighted common shares outstanding	38,589,361	38,719,917	38,847,528	39,469,995	40,101,720
Diluted common shares outstanding	38,893,860	39,110,353	39,214,041	39,805,026	40,543,035
Per Common Share:
Basic Earnings	$0.17	$0.16	$0.13	$0.15	$0.13
Diluted Earnings	0.17	0.16	0.13	0.15	0.13
Dividends Paid	0.06	0.06	0.06	0.06	0.05
Book Value	10.03	10.07	10.18	10.02	9.82
Tangible Book Value	5.78	5.81	5.92	5.76	5.67

Asset Quality Measurements
Non-performing loans (NPLs): non-accrual	13,589	9,595	9,014	6,053	3,509
Non-performing loans (NPLs): still accruing	3,289	4,647	4,536	3,317	3,749
Non-performing assets (NPAs)	16,962	14,380	13,688	9,507	7,397
Net Charge-offs	1,000	812	1,912	764	910
Net Charge-offs as % of average loans (annualized)	0.23%	0.20%	0.46%	0.19%	0.22%
NPLs as % of total loans	0.97%	0.84%	0.82%	0.57%	0.44%
NPAs as % of total assets	0.57%	0.50%	0.48%	0.34%	0.26%
Allowance for loan losses as % of NPLs	137%	154%	158%	217%	281%
Allowance for loan losses as % of total loans	1.33%	1.30%	1.29%	1.23%	1.26%